Exhibit 1.1

EXECUTION COPY

MUELLER WATER PRODUCTS, INC.

32,280,000 SHARES OF SERIES A COMMON STOCK

Underwriting Agreement

dated September 17, 2009

Section 3. Covenants of the Company		16
(a)	Underwriter’s Review of Proposed Amendments and Supplements	16
(b)	Free Writing Prospectus; Time of Sale Prospectus	16
(c)	Permitted Free Writing Prospectuses	16
(d)	Amendments and Supplements to the Time of Sale Prospectus and the Prospectus	16
(e)	Securities Act Compliance	17
(f)	Copies of any Amendments and Supplements to the Prospectus	18
(g)	Blue Sky Compliance	18
(h)	Use of Proceeds	18
(i)	Transfer Agent	18
(j)	Earnings Statement	18
(k)	Periodic Reporting Obligations	18
(l)	Listing	18
(m)	Agreement Not to Offer or Sell Additional Securities	19
(n)	No Manipulation of Price	20
(o)	Compliance with Sarbanes-Oxley Act	20
Section 4. Covenants of the Underwriters		20
Section 5. Payment of Expenses		20
Section 6. Conditions of the Obligations of the Underwriters		21
(a)	Accountants’ Comfort Letter	21
(b)	Compliance with Registration Requirements; No Stop Order	21
(c)	No Material Adverse Change or Ratings Agency Change	22
(d)	Opinion of Counsel for the Company	22
(e)	Opinion of Counsel for the Underwriters	22
(f)	Officers’ Certificate	22
(g)	Bring-down Comfort Letter	23
(h)	Lock-Up Agreement from Directors and Certain Senior Executive Officers of the Company	23
(i)	Additional Documents	23
Section 7. Reimbursement of Underwriter’s Expenses		23
Section 8. Indemnification		24
(a)	Indemnification of the Underwriters by the Company	24
(b)	Indemnification of the Company and its Directors and Officers	24
(c)	Notifications and Other Indemnification Procedures	25
(d)	Settlements	26
Section 9. Contribution		27
Section 10. [Reserved]		28
Section 11. Termination of this Agreement		28
Section 12. Representations and Indemnities to Survive Delivery		29
Section 13. Effectiveness; Defaulting Underwriters		29
Section 14. Notices		30
Section 15. Successors		31
Section 16. Partial Unenforceability		31
Section 17. Governing Law Provisions		31
Section 18. General Provisions		31
(a)	Entire Agreement	31

Underwriting Agreement

September 17, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

GOLDMAN, SACHS & CO.

As Representatives of the Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Mueller Water Products, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 32,280,000 shares (the “Firm Common Shares”) of its Series A common stock, par value $.01 per share (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 4,842,000 shares (the “Optional Common Shares”) of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively referred to as the “Common Shares.” Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) and Goldman, Sachs & Co. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares. If there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Common Shares. The registration statement as amended at each time of effectiveness, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Common Shares in the form first used to confirm sales of the Common Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto is hereinafter referred to as the “Prospectus”; and the term “preliminary prospectus” means any preliminary prospectus supplement to the Base Prospectus that describes the Common Shares and the offering thereof and is used prior to the filing of the Prospectus with the Commission, together with the Base Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference herein to Registration Statement, preliminary prospectus or Prospectus shall refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be, and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus, as amended and supplemented, together with the free writing prospectuses identified in Schedule B, if any, and the other documents or information identified in Schedule C hereto; “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person; and “Execution Time” means 6:00 a.m. (New York City time) on September 18, 2009, which is the time of the first sale of the Common Shares by you to the public.

The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Common Shares are to be offered to the public upon the terms set forth in the Prospectus.

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective. The Company has complied with all requests of the Commission for additional support or information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Common Shares that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2))

of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for the purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.” Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and broadly available road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c) Registration Statement; Time of Sale Prospectus; Prospectus. (i) The Registration Statement, at each time of effectiveness, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus at the Execution Time does not, and at the time of each sale of the Common Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2) and at any Subsequent Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule D hereof. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) Issuer Free Writing Prospectuses. For purposes of this Agreement, the only “Issuer Free Writing Prospectus” shall mean the issuer free writing prospectuses as defined in Rule 433 under the Securities Act and identified in Schedule B hereto, if any. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule D hereof.

(f) Offering Materials Furnished to Underwriter. On or prior to the Closing Date, upon request, the Company will deliver to the Underwriters one duplicate of the complete manually signed Registration Statement and of each consent and certificate of experts filed as a part thereof and conformed copies of the Registration Statement (without exhibits), copies of the Time of Sale Prospectus and Prospectus, in such quantities and at such places as the Underwriters may reasonably request.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute to potential investors or to the general public, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(h) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(j) No Applicable Registration or Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof), subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l) Independent Accountants. Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(m) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as expressly stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Summary—Summary Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein in all material respects on a basis consistent with that of the audited financial statements contained or incorporated in the Time of Sale Prospectus and the Prospectus. The Company’s ratios of earnings to fixed charges set forth in the Time of Sale Prospectus and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(n) Incorporation and Good Standing of the Company and its Significant Subsidiaries. Each of the Company and each of its subsidiaries that is a significant subsidiary (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or a limited partnership in good standing under the laws of its respective jurisdiction of incorporation, organization or formation, as the case may be, and each has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The only Significant Subsidiaries of the Company are the subsidiaries listed in Exhibit E hereto. Each of the Company and each of its Significant Subsidiaries is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as described in the Time of Sale Prospectus and the Prospectus, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any subsidiary (as defined in Rule 405 under the Securities Act) other than (i) the subsidiaries listed in Exhibit D hereto and (ii) subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a Significant Subsidiary.

(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to Stock Plans (as defined below) or upon exercise of outstanding options or the lapse of restrictions on outstanding restricted stock units). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than (i) those described in the Time of Sale Prospectus and the Prospectus and (ii) those options and restricted stock units granted pursuant to the Stock Plans. The description of the Company’s stock purchase, stock option, stock bonus and other stock plans or arrangements (“Stock Plans”), and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents and summarizes such plans, arrangements, options and rights in all material respects.

(p) Listing. The Common Shares have been approved for listing on the New York Stock Exchange (the “NYSE”).

(q) Absence of Lock-Up Agreements. There does not exist any agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Offering of the Common Shares.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the amended and restated credit agreement dated as of May 24, 2007, as amended through the date hereof, among the Company, the parties named therein for whom Bank of America, N.A. is acting as administrative agent, and the Guarantors (as defined therein)), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action required by the Company and will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below), except as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for breaches or Defaults that would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and the NYSE and such as may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No Material Actions or Proceedings. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated by this Agreement. To the Company’s knowledge, or except as would not reasonably be expected to result in a Material Adverse Change, no labor dispute with the employees of the Company or any of its subsidiaries, exists or is threatened or imminent.

(t) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; except where the failure to own or possess such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(u) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to so possess such certificates, authorizations or permits, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any

Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(v) Title to Properties. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each Significant Subsidiary has good and marketable title to all the properties and assets reflected as owned by each of them in the financial statements included in the Time of Sale Prospectus and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such Significant Subsidiary. Except as described in the Time of Sale Prospectus and the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any Significant Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Significant Subsidiary.

(w) Tax Law Compliance. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each subsidiary of the Company have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and except where the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(x) Not an “Investment Company”. The Company is not, and after receipt of payment for the Common Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(y) Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. All agreements or documents of the Company or any of its subsidiaries which are material to the Company have been filed as exhibits to a report filed by the Company with Commission.

(z) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company prohibited by the Securities Act to facilitate the sale or resale of the Common Shares.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required by the Securities Act to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(bb) Compliance with Sarbanes-Oxley. The Company and its Significant Subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(cc) Company’s Accounting System and Internal Controls. The Company and its consolidated subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) financial statement certification requirements under the Exchange Act or otherwise are accurate; and (vi) NYSE corporate governance requirements are complied with, in all material respects, including, without limitation, audit and other board of directors committee composition requirements, except as permitted by any applicable NYSE waiting period. Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge after reasonable investigation, since the end of the most recent audited fiscal year of the Company, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s external auditors and the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) Compliance with Environmental Laws. Except as disclosed in the Time of Sale Prospectus and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern, as defined below) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication from a governmental authority, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim or action filed with a court or governmental authority of which the Company has knowledge, no investigation with respect to which either the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or, to the Company’s knowledge, any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be determined to be a violation of any Environmental Law or reasonably be expected to form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(ff) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.

(gg) Dividend Payments. Except as disclosed in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(hh) Insurance. The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(ii) No Unregistered Sales of Common Stock. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to Stock Plans.

(jj) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the Stock Plans, (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the terms of the Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options immediately prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA (defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and, the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and, the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Common Shares.

(a) The Firm Common Shares and the Optional Common Shares. The Company agrees to sell to the several Underwriters the Firm Common Shares upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $4.4888 per share.

In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 4,842,000 Optional Common Shares from the Company at the purchase price per share to be paid by the several Underwriters for the Firm Common Shares, as set forth in the preceding paragraph. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time and from time to time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares.

The Common Shares are to be offered to the public initially at $4.75 per share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $0.15 per share under the Public Offering Price.

(b) The Closing Date. Delivery of the Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m., New York time, on September 23, 2009, or such other time and date (not later than 1:30 p.m., New York time, on the fifth business day following September 23, 2009) as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to the public copies of an amended or supplemented Time of Sale Prospectus or Prospectus.

(c) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as Merrill, in its sole judgment, has determined is advisable and practicable.

(d) Payment for the Common Shares. Payment for the Firm Common Shares to be sold by the Company shall be made at the Closing Date and payment for the Optional Common Shares, if any, shall be made at the applicable Subsequent Closing Date, in each case, by wire transfer of immediately available funds to the order of an account or accounts specified by the Company. The Company hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by it to the Underwriters, or otherwise in connection with the performance of its obligations hereunder.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Merrill, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Shares. Delivery of the Firm Common Shares and the Optional Common Shares shall be made through the facilities of The Depository Trust Company unless Merrill shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectuses to the Underwriters. Not later than 12:00 p.m., New York time, on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

Section 3. Covenants of the Company. The Company further covenants and agrees with the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing.

(b) Free Writing Prospectus; Time of Sale Prospectus. The Company covenants and agrees (i) to furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior consent of the Underwriters (which consent shall not be unreasonably withheld), it will not make, any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior consent of the Underwriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses, if any, included in Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d) Amendments and Supplements to the Time of Sale Prospectus and the Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the

Common Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which the Time of Sale Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact required to be stated therein, and it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file with the Commission, or if, in the opinion of counsel for the Underwriters, it is otherwise necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement then on file, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact required to be stated therein, and it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(e) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to the termination of the Prospectus Delivery Period, any amendment to the Registration Statement shall have been filed or become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, (v) of the receipt of any notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the Registration

Statement, and (vi) of any proceedings to remove, suspend or terminate from listing the Common Stock from the NYSE, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or issue any notice pursuant to Rule 401(g)(2) of the Securities Act at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Time of Sale Prospectus and the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters, as the Underwriters may reasonably request from time to time, to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Time of Sale Prospectus and the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) of the Company and its consolidated subsidiaries that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(l) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the NYSE.

(m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company shall not issue any new shares of Common Stock, and the Company will not, without the prior written consent of each Representative (which consent may be withheld at the sole discretion of such Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act (other than the filing of a registration statement for the registration of shares of Common Stock pursuant to the Company’s employee benefit plans described in the Prospectus) in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided, however, that:

(1) the Company may issue shares of its Common Stock upon the exercise of options, warrants or similar securities outstanding as of the date hereof or upon the conversion of securities outstanding as of the date hereof;

(2) the Company may grant shares of its Common Stock or options to purchase shares of its Common Stock pursuant to its benefit plans described in the Company’s Annual Report on Form 10-K, provided that (i) such options do not vest, in whole or in part, during such 90-day period or (ii) the recipients of such grant agrees to be bound by the restrictions described in this Section 3(m); and

(3) the Company may acquire shares of Common Stock in open market transactions after the completion of the offering of Common Shares contemplated by this Agreement and reissue such acquired shares to its employees pursuant to its 2006 Employee Stock Purchase Plan described in Company’s Annual Report on Form 10-K,

The foregoing restrictions shall not apply to (i) the Common Shares being offered and sold pursuant to the terms of this Agreement or (ii) transactions by any person other than the Company relating to shares of Common Stock acquired in open market transactions after the completion of the offering of Shares contemplated by this Agreement.

Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(i) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(n) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company prohibited by the Securities Act.

(o) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants in whole or in part.

Section 4. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

Section 5. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Time of Sale Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing of the Common Stock on the New

York Stock Exchange, (ix) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Common Shares, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Common Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, and Section 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6. Conditions of the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Common Shares as provided herein on the Closing Date and, if applicable, each Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, each an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after the effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Common Shares, prior to the applicable Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A and 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A and 430B, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date, and, with respect to the Optional Common Shares, prior to the applicable Subsequent Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading), in the rating accorded to any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, as a result of which, in the sole judgment of the Representatives, it is impracticable or inadvisable to purchase and pay for the Common Shares in the manner and on the terms described in the Time of Sale Prospectus and the Prospectus or to enforce contracts for the sale of securities.

(d) Opinion of Counsel for the Company. On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received the opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company, each dated as of such Closing Date, the forms of which are attached as Exhibit A1 and Exhibit A2, and of Robert Barker, General Counsel, dated as of the Closing Date, the form of which is attached as Exhibit B.

(e) Opinion of Counsel for the Underwriters. On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the matters customarily addressed in such transactions.

(f) Officers’ Certificate. On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President, and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date or the Subsequent Closing Date, as applicable, to the effect set forth in subsection (b)(iii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP, each, an independent registered public accounting firm with respect to the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date).

(h) Lock-Up Agreement from Directors and Certain Senior Executive Officers of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriters an agreement in the form of Exhibit C hereto from each of the persons listed on Schedule E hereto, and each such agreement shall be in full force and effect on each of the Closing Date and the Subsequent Closing Date.

(i) Additional Documents. On or before the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date), the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriter’s Expenses.

If this Agreement is terminated by the Underwriters pursuant to Section 6 or Section 11 if the sale to the Underwriters of the Common Shares on the Closing Date is

not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, but excluding any termination by reason of default hereunder by an Underwriter, the Company agrees to reimburse the non-defaulting Underwriters, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by such Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, not misleading or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and to reimburse such Underwriter, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Representatives (in addition to one local counsel for each additional jurisdiction)) as such expenses are reasonably incurred by such Underwriter, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information set forth in Schedule D hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the

Company, its directors, its officers who signed the Registration Statement, its employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, not misleading or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus (or any amendment thereof or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus (or any amendment thereof or supplement thereto) are the statements set forth in Schedule D. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 for contribution or otherwise than under the indemnity agreement contained in this Section 8 to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel for each additional jurisdiction), approved by the indemnifying party (or by the Representatives in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Each indemnified party, as a condition to indemnification hereunder, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 8 effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (ii) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements, admissions or findings of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to Section 8, to the extent the indemnifying party is materially prejudiced as a proximate result of such failure) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters bear to the aggregate initial offering price of the Common Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Common Shares distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, (i) each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company, each employee of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. [Reserved].

Section 11. Termination of this Agreement.

On or prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred as a result of which, in the sole judgment of the Representatives, it is impracticable to purchase and pay for the Firm Common Shares within a reasonable time after the Closing Date (or, with respect to the Optional Common Shares, the Subsequent Closing Date), it being understood that the Underwriters shall use their reasonable efforts to purchase and pay for the Common Shares during such time; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof) or to enforce contracts for the sale of securities or (v) there shall have occurred any Material Adverse Change which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Common Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 7 hereof, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery.

The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Company or any of its or their respective partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) any termination of this Agreement.

Section 13. Effectiveness; Defaulting Underwriters.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Common Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Common Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Common Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Common Shares and the aggregate number of Firm Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Common Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on a Subsequent Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Subsequent Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Subsequent Closing Date or (b) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 14. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (646) 855-5016

Attention: Syndicate Department

with a copy to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (212) 230-8730

Attention: ECM – Legal

and

Goldman, Sachs & Co.

85 Broad Street, 20th Floor

New York, New York 10004

Attention: Registration Department

If to the Company:

Mueller Water Products, Inc.

1200 Abernathy Road NE, Suite 1200

Atlanta, GA 30328

Facsimile: (770) 206-4260

Attention: General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18. General Provisions. (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) No Fiduciary Agreement. The Company acknowledges that in connection with the offering of the Common Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this

Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Common Shares.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Mueller Water Products, Inc.

By:	/s/ Evan L. Hart
Name:	Evan L. Hart
Title:	Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Merrill Lynch, Pierce Fenner & Smith Incorporated

By:	/s/ Frank Maturo
Name:	Frank Maturo
Title:	Managing Director

Goldman, Sachs & Co.

By:	/s/ Goldman Sachs & Co.
(Goldman, Sachs & Co.)

Acting on behalf of themselves and on behalf of

the several Underwriters named on Schedule A hereto

SCHEDULE A

Underwriters	Number of Firm Common Shares to be Purchased
Merrill Lynch, Pierce Fenner & Smith Incorporated	12,105,000
Goldman, Sachs & Co.	12,105,000
Robert W. Baird & Co. Incorporated	2,098,200
Morgan Stanley & Co. Incorporated	2,098,200
SunTrust Robinson Humphrey, Inc.	2,098,200
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	887,700
Brean Murray, Carret & Co., LLC	887,700

Total	32,280,000

SCHEDULE B

Issuer Free Writing Prospectus

Issuer Free Writing Prospectus filed with the Commission on September 17, 2009

SCHEDULE C

None

SCHEDULE D

Statements Provided By the Underwriters

1. The names of the Underwriters in the table set forth in the first paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus.

2. The first sentence of the fifth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus regarding selling concessions and discounts.

3. The second sentence in the fifteenth paragraph and the first and second sentences in the sixteenth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus under the heading “Price Stabilization and Short Positions” regarding stabilization.

4. The twentieth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus under the heading “Electronic Offer, Sale and Distribution of Shares” regarding the online availability of a Prospectus in electronic format.

SCHEDULE E

Persons Subject to Lock-Up

Donald N. Boyce

Howard L. Clark

Jerry W. Kolb

Joseph B. Leonard

Mark J. O’Brien

Bernard G. Rethore

Neil A. Springer

Dr. Lydia W. Thomas

Michael T. Tokarz

Robert Barker

Robert D. Dunn

Evan L. Hart

Gregory E. Hyland

Robert P. Keefe

Robert G. Leggett

Kevin G. McHugh

Marietta E. Zakas

EXHIBIT A1

Opinion of Simpson Thacher & Bartlett LLP delivered pursuant to Section 6(d) of the Underwriting Agreement.

A1-1

EXHIBIT A2

Negative assurance letter of Simpson Thacher & Bartlett LLP delivered pursuant to Section 6(d) of the Underwriting Agreement.

A2-1

EXHIBIT B1

Opinion of Robert Barker, General Counsel of the Company, delivered pursuant to Section 6(d) of the Underwriting Agreement.

B1-1

EXHIBIT B2

Negative assurance letter of Robert Barker, General Counsel of the Company, delivered pursuant to Section 6(d) of the Underwriting Agreement.

B2-1

EXHIBIT C

Form of Lock-Up Agreement

[            ], 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

One Bryant Park

New York, New York 10036

GOLDMAN, SACHS & CO.

85 Broad Street, 20th Floor

New York, New York 10004

As Representatives of the several Underwriters

Re:	Mueller Water Products, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Series A Common Stock, par value $.01 per share (“Series A Common Stock”), of the Company or securities convertible into or exchangeable or exercisable for Series A Common Stock. The Company proposes to carry out a public offering of shares of its Series A Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., respectively), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Series A Common Stock, options or warrants to acquire shares of Series A Common Stock, or securities exchangeable or exercisable for or convertible into shares of Series A Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., respectively), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Series A Common Stock or any security convertible into or exercisable or exchangeable for Series A Common Stock.

The foregoing paragraph shall not apply to (i) any transfer of shares of Series A Common Stock as bona fide gifts (or other transfers for no consideration) or to the immediate family of the undersigned; (ii) any transfer effected by the undersigned or by the personal representatives of the undersigned of shares of Series A Common Stock in the event of death, disability or termination of employment of the undersigned in accordance with the terms of the applicable employment agreement or other agreements entered into prior to the date of the Prospectus; (iii) transactions relating to shares of Series A Common Stock acquired in open market transactions after completion of the Offering; and (iv) sales pursuant to a trading plan to cover withholding taxes on restricted stock units vesting in July 2009, November 2009 and December 2009 established in accordance with Rule 10b5-1 under the Exchange Act in existence on the date hereof; provided, however, that in each case described in clauses (i) and (ii) above, it shall be a pre-condition to any such issuance, grant, sale, offer, transfer or other disposition that the holder of such shares, options, or shares issued upon exercise of such options or warrants, agree in writing to be bound by the terms of a lock-up agreement to the same extent as if such holder were a party hereto (and that the execution and delivery by such holder of a lock-up agreement substantially in the form of this letter agreement shall satisfy such condition, and there shall be no further transfer of such Series A Common Stock except in accordance with this letter agreement), and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

For purposes of this letter agreement, “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law, niece, nephew, aunt, uncle or first cousin, including adoptive relationships.

If (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the

Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 3 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any shares of Series A Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT D

List of subsidiaries

SUBSIDIARY	STATE/COUNTRY OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Anvil 1, LLC	Delaware
Anvil 2, LLC	Delaware
AnvilStar, LLC	Delaware
Anvil International, LP	Delaware
Anvil International, LLC	Delaware
Fast Fabricators, LLC	Delaware
Henry Pratt Company, LLC	Delaware
Henry Pratt International, LLC	Delaware
Hersey Meters Co., LLC	Delaware
Hunt Industries, LLC	Delaware
Hydro Gate, LLC	Delaware
James Jones Company, LLC	Delaware
J.B. Smith Mfg Co., LLC	Delaware
Jingmen Pratt Valve Co. Ltd.	People’s Republic of China
MCO 1, LLC	Alabama
MCO 2, LLC	Alabama
Milliken Valve, LLC	Delaware
Mueller Canada Holdings Corp.	Canada
Mueller Canada Ltd.	Canada
Mueller Co. Ltd.	Alabama
Mueller Financial Services, LLC	Delaware
Mueller Group Co-Issuer, Inc.	Delaware
Mueller Group, LLC	Delaware
Mueller International, Inc.	Delaware
Mueller International, LLC	Delaware
Mueller International Finance, Inc.	Delaware
Mueller International Finance, LLC	Delaware
Mueller Service California, Inc.	Delaware
Mueller Service Co., LLC	Delaware
Mueller Technologies, LLC	Delaware
United States Pipe and Foundry Company, LLC	Alabama
U.S. Pipe Valve & Hydrant, LLC	Delaware

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EXHIBIT E

Significant Subsidiaries

Mueller Group LLC

United States Pipe & Foundry Company LLC

MCO 2, LLC

Mueller Co. Ltd

Anvil 2, LLC

Anvil International, LP

Anvil International LLC

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